Exhibit 10.11
MELLANOX TECHNOLOGIES, LTD.
Non-Employee Director Option Grant Policy
Adopted by the Board of Directors: October 27, 2006
Approved by the shareholders of Mellanox Technologies, Ltd.:           , 2006
     1.    General. This Non-Employee Director Option Grant Policy (the “Policy”) has been adopted by the Board of Directors of Mellanox Technologies, Ltd., a company organized under the laws of Israel (the “Company”) and approved by the shareholders of the Company pursuant to the authority of the Mellanox Technologies, Ltd. Global Share Incentive Plan (2006) (the “Plan”). Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Plan This Policy provides for the grant of automatic, non-discretionary Options to Non-Employee Directors, and specifies the number of Shares subject to such Options and the conditions on which such Options shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as are set forth in this Policy.
     2.    Automatic Option Grants.
          (a)    Initial Director Options. During the term of the Plan, a person who first becomes a Non-Employee Director automatically shall be granted an Option to purchase 100,000 Shares (an “Initial Director Option”).
          (b)    Annual Director Options. During the term of the Plan, commencing on the date of the Company’s annual meeting of shareholders held in 2007, each Non-Employee Director automatically shall be granted an Option to purchase 20,000 Shares (an “Annual Director Option”), effective as of the date immediately following each annual meeting of shareholders, provided the Non-Employee Director continues his status as a Non-Employee Director as of such date.
          For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board of Directors at an annual meeting of shareholders shall only be granted an Initial Director Option in connection with such election, and shall not be granted an Annual Director Option on the date following such meeting as well. Members of the Board of Directors who are employees of the Company, any subsidiary thereof or any other affiliate of the Company who subsequently retire from employment with the Company or the applicable employer subsidiary or affiliate and remain on the Board of Directors shall not be granted an Initial Director Option but to the extent they are otherwise eligible, shall be granted, at each annual meeting of shareholders after the Non-Employee Director’s retirement from employment with the Company or the applicable employer subsidiary or affiliate of the Company.
     3.    Terms and Conditions. Except as otherwise provided in this Policy, the Options granted to Non-Employee Directors pursuant to this Policy shall be subject to the terms and conditions applicable generally to Options granted under the Plan and to any additional restrictions set forth in an applicable Appendix.

          (a)    Options granted pursuant to this Policy to Non-Employee Directors who are subject to U.S. federal income tax shall be Non-Qualified Stock Options (as this term is defined in the Appendix for U.S. Taxpayers) and to Non-Employee Directors who are subject to taxation in Israel shall be Options that qualify in accordance with Section 102 of the Israeli Tax Ordinance, 1961.
          (b)    The exercise price per Share subject to each Option granted to a Non-Employee Director pursuant to this Policy shall be equal to at least 100% of the fair market value of a Share on the date of grant of the Option.
          (c)    Options granted pursuant to this Policy shall become vested and exercisable in substantially equal monthly installments over the three-year period commencing on the date of grant.
          (d)    The term of each Option granted to a Non-Employee Director granted pursuant to this Policy shall be 10 years from the date of grant of the Option.
          (e)    The vesting of any Options granted under this Policy shall cease effective as of the date a Non-Employee Director ceases to be a member of the Board of Directors for any reason.
          (f)    Upon a Non-Employee Director’s cessation of service on the Board of Directors for any reason other than for cause or the Non-Employee Director’s death or disability, an Option granted pursuant to this Policy shall remain exercisable for three months following the date of cessation of service, and upon a Non-Employee Director’s cessation of service on the Board of Directors as a result of the Non-Employee’s death or disability, an Option granted pursuant to this Policy shall remain exercisable for 12 months following cessation of service; provided, however, anything to the contrary notwithstanding in the Plan or in this Policy, no Option shall be exercisable after the expiration of the term of the Option.
          (g)    Options granted pursuant to this Policy shall automatically vest in full and become exercisable immediately prior to a Change in Control.
          (h)    Notwithstanding anything to the contrary herein, all Option grants to “external directors” as defined under the Companies Law, 1999, shall be subject to applicable laws, rules and regulations applying to compensation of “external directors” in effect from time to time.
     4.    Capitalization Adjustments. The number of Shares subject to the Options granted pursuant to this Policy shall be subject to the adjustment provisions of Section 11 of the Plan.
     5.    Incorporation of the Plan. All applicable terms of the Plan apply to this Policy as if fully set forth herein except to the extent such other provisions are inconsistent with this Policy, and all grants of Option hereunder are subject in all respect to the terms of the Plan.
     6.    Written Grant Agreement; Authority. The grant of any Option under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Administrator and duly executed by the Non-Employee Director and an officer of the Company designated for such purpose by the Administrator from time to time. The officer(s) so designated by the Administrator shall be authorized to take all actions and execute all documents as necessary or desirable to implement the provisions of this Policy, without further action or authorization from the Administrator.
     7.    Policy Subject to Amendment, Modification and Termination. This Policy may be amended, modified or terminated by the Administrator in the future at its sole discretion. No Non-Employee Director shall have any rights hereunder unless and until an Option is actually granted. Without limiting the generality of the foregoing, the Administrator hereby expressly reserves the authority to terminate this Policy during any plan year up and until the election of members of the Board of Directors at a given annual meeting of shareholders.
     8.    Effectiveness. This Policy shall become effective on the later of the date the Plan becomes effective and the date the Policy is approved by the shareholders of the Company.
**********